UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☒ Preliminary Proxy Statement
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CDoor Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 28, 2007
Notice is hereby given that the Annual Meeting of Shareholders of CDoor Corp. (the "Corporation") will be held at 9:00 A.M. (UTC +8), on February 28, 2007 at Room 3304, Bldg. #6, Lane 218, Wu-Zhou Road, Zhong-Huang Plaza, Shanghai, China 200080, for the following purposes:

(1)	To approve an amendment to the Certificate of Incorporation to effectuate a name change of the Corporation to “Sinobiomed Inc.”;
(2)	To approve an amendment to the Certificate of Incorporation to effectuate an increase in the authorized shares of common stock of the Corporation from 50,000,000 shares to 250,000,000 shares;
(3)
To authorize the Board of Directors to effect a forward stock split of forty-for-one (the “Forward Stock Split”) of the Corporation’s issued and outstanding common stock, depending upon a determination by the Board of Directors that a Forward Sock Split is in the best interests of the Corporation and its shareholders;

(4)
To approve an amendment to the Corporation’s By-Laws, Article IV, Section 5, to permit actions taken without a meeting by written consent to be signed by the holders of a majority of all outstanding shares instead of holders of all outstanding shares;

(5)	To approve the acts, deeds and conduct of Directors since the last Annual Meeting of Shareholders of the Corporation;
(6)
To approve the election of five directors to serve as directors of the Corporation until the next Annual Meeting of the Corporation’s shareholders or until their successor has been elected and qualified;

(7)	To ratify the appointment of Schumacher & Associates Inc., Certified Public Accountants, as the Corporation’s Independent Registered Public Accounts for the fiscal year ending December 31, 2006;
(8)	To ratify the adoption of the 2006 Stock Option and Incentive Plan for key personnel of the Corporation (the “Stock Option Plan”); and
(9)	To transact such other business as may properly be brought before the Annual Meeting or any adjournment(s) thereof.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice. The Annual Meeting may be adjourned from time to time without notice other than the announcement of the adjournment at the Annual Meeting or any adjournment(s) thereof. All business for which notice is hereby given may be transacted at any such adjourned Annual Meeting.

Prior to completion of the enclosed proxy card, all shareholders are encouraged to carefully read the accompanying Proxy Statement for further information concerning the proposals that will be presented at the Annual Meeting.

Only holders of record of outstanding shares of the Corporation's Common Stock at the close of business on January 23, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. A list of shareholders entitled to vote will be made available.

All shareholders are cordially invited and encouraged to attend the Annual Meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY AT THE ANNUAL MEETING.

 /s/ Ka Yu
Ka Yu
President, CEO, Secretary Treasurer & Director

Shanghai, China
January 24, 2007

CDOOR CORP.
ROOM 3304, BLDG #6, LANE 218, WU-ZHOU ROAD
ZHONG-HUANG PLAZA, SHANGHAI, CHINA, 200080

THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 28, 2007

PROXY STATEMENT

This Proxy Statement is furnished to shareholders of CDoor Corp. (the "Corporation") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held at Room 3304, Bldg. #6, Lane 218, Wu-Zhou Road, Zhong-Huang Plaza, Shanghai, China 200080 (UCT +8), on February 28, 2007, and at any adjournment(s) thereof (the "Annual Meeting"). This Proxy Statement, the enclosed proxy card is being mailed to shareholders of record of the Corporation as of February 5, 2007. The Corporation will bear the cost of this solicitation which, in addition to mail, may include personal interviews, telephone calls or telegrams by directors, officers and regular employees of the Corporation and its affiliates.

VOTING

The stock transfer book will not be closed but only record holders of outstanding shares of the Corporation's Common Stock, $.0001 par value (the "Common Stock"), at the close of business on the Record Date, January 23, 2007 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of such record date, 4,775,000 shares of Common Stock were outstanding and entitled to be voted. The holders of Common Stock are entitled to cast one vote for each share of Common Stock owned of record. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting.

The presence in person or by proxy of the holders of shares of Common Stock entitled to cast a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. Broker non-votes (shares of record held by a broker for which a proxy is not given) will be treated as present to determine whether or not there is a quorum at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Shareholders are urged to sign the accompanying proxy card and return it promptly.

The accompanying proxy card is designed to permit each stockholder of record at the close of business on the Record Date to vote on all of the actions including the election of directors as described in the Proxy Statement. The proxy card provides a space for a stockholder to vote in favor of or withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so.

To ensure representation at the Annual Meeting, each holder of outstanding shares of Common Stock entitled to be voted at the Annual Meeting is requested to complete, date, sign and return to the Corporation the enclosed proxy card, which requires no postage if mailed in the United States or Canada. Shareholders are urged to sign the accompanying proxy card and return it promptly. Banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who are record holders of Common Stock entitled to be voted at the Annual Meeting are requested to forward all proxy cards, this Proxy Statement and the accompanying materials to the beneficial owners of such shares and to seek authority as required to execute proxies with respect to such shares. Upon request, the Corporation will reimburse such record holders for their reasonable out-of-pocket forwarding expenses. The costs of this solicitation will be borne by the Corporation, including the costs of preparing, assembling and mailing the enclosed proxy card and this Proxy Statement.

If properly executed and received by the Corporation before voting at the Annual Meeting, or any adjournment(s) thereof, any proxy representing shares of Common Stock entitled to be voted at the Annual Meeting that specifies how it is to be voted will be voted accordingly. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee and neither an abstention nor a broker non-vote will be counted as a vote for a proposal. Any properly executed proxy received that does not specify how it is to be voted on a proposal for which a specification may be made will be voted FOR such proposal or nominee at the Annual Meeting and any adjournment(s) thereof.

Each stockholder returning a proxy card to the Corporation has the right to revoke it at any time before it is voted by submitting a later dated proxy in proper form, by notifying the Secretary of the Corporation in writing (signed and dated by the stockholder) of such revocation, or by appearing at the Annual Meeting and voting the shares in person.

When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented will be voted by the Proxy designated on the proxy card in accordance with the stockholder's instructions. The Corporation’s designated Proxy is Mr. Ka Yu, the President, CEO, Secretary, Treasurer and Director of the Corporation. A stockholder wishing to name another person as his or her proxy may do so by crossing out the name of the designated Proxy and inserting the name(s) of such person(s) to act as his or her proxy. In that case, the stockholder must sign the proxy card and deliver it to the person(s) designated as his or her proxy and the person(s) so named must be present and vote at the Annual Meeting. Proxy cards marked to reflect such proxies should not be mailed to the Corporation.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding ownership of the Corporation’s Common Stock as of the Record Date, by (i) each of the Corporation’s Directors and Named Executive Officer of the Corporation, and (ii) each person known to the Corporation to own beneficially more than 5% of its Common Stock. Unless otherwise indicated, each person listed on the tables has sole voting and investment power as to the shares shown.

Directors and Named Executive Officers

The share ownership in the Corporation held directly or indirectly by the current Directors and named executive officers of the Corporation are as indicated in the table below:

Name	Office	Number of Shares
Ka Yu	President, CEO, Secretary, Treasurer, and Director	2,000,000
Asher Zwebner	CFO	Nil

As a group, the directors and executive officers of the Corporation as of January 23, 2007, hold 2,000,000 shares of common stock, which is 41.9% of the total amount of issued and outstanding such shares.

Major Shareholders

To the knowledge of management of the Corporation, as at the Record Date, the following beneficially own directly or indirectly, or exercise control or direction, over common shares carrying 5% or more of the voting rights attached to any class of voting securities of the Corporation:

Member	Number of Common Shares	Percentage of Common Shares
Ka Yu	2,000,000	41.9%
Wheelock Technology Limited (1)	250,000	5.2%
Ban-Jun Yang	750,000	15.7%

(1) The beneficial owner of Wheelock Technology Limited is Mr. Robert Chun-Chung Ip who also has sole voting power and sole dispositive power over the shares held by Wheelock Technology Limited.

To the best of the Corporation’s knowledge, the Corporation is not owned or controlled, directly or indirectly, by another corporation or by any foreign government.

Recent Acquisition of Wanxin Bio-Technology Limited

On January 12, 2007, the Corporation completed a Share Purchase Agreement, dated December 21, 2006, entered into between the Corporation, Wanxin Bio-Technology Limited (“Wanxin”) and all the shareholders of Wanxin (the “Share Purchase Agreement”) whereby the Corporation acquired 100% of the issued and outstanding shares in the capital of Wanxin (the “Wanxin Capital”), through the issuance of 1,750,000 shares of common stock of the Corporation in aggregate to the shareholders of Wanxin on a pro rata basis in accordance with each Wanxin shareholders’ percentage of ownership in Wanxin.

Wanxin is the sole shareholder Manhing Enterprises Limited, a company organized under the laws of Hong Kong, and Manhing Enterprises Limited is the registered owner of 82% of the capital of Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. In addition, Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. is the registered owner of 50.33% of the capital of Shanghai Wanxing Bio-science Cosmetic Co., Ltd.

The audited financial information of Manhing Enterprises Limited, which owns 82% of Shanghai Wanxing Bio-pharmaceuticals Co., Ltd., the operating business of Wanxin, is disclosed in the Form 8-K filed by the Corporation on January 16, 2007 and is incorporated by reference into this Proxy Statement.

COMPANY OVERVIEW OF SHANGHAI WANXING

Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. (“Shanghai Wanxing”) is a leading Chinese developer of genetically engineered recombinant protein drugs and vaccines. Based in Shanghai, Shanghai Wanxing currently has 10 products approved or in development: two on the market, one awaiting approval, four in clinical trials and three in R&D. Shanghai Wanxing’s products respond to a wide range of diseases, including malaria and hepatitis. Malaria, which threatens more than 2 billion people globally, kills more than a million people a year - most of them children. In Africa, malaria causes the death of a child every 30 seconds. Hepatitis is endemic in China, with 80% of its 1.3 billion people likely to be infected at some point in their lives. Some 2.4 million cases are reported each year.

Shanghai Wanxing’s malaria candidate vaccine (PfCP-2.9) targets the world’s most deadly malaria parasite (Plasmodium Falciparum) at its most destructive stage - its rapid replication in human red blood cells. In the now completed Phase 1 Clinical Trial, PfCP-2.9 showed good immunogenicity and mild side effects. PfCP-2.9 has been approved for Phase II Clinical Trial by the Chinese State Food and Drug Administration (SFDA), which has a drug approval process similar to that of the US FDA.

The information about Shanghai Wanxing included in the Form 8-K filed by the Corporation on January 16, 2007, including all the exhibits to such Form 8-K are incorporated be reference into this Proxy Statement.

PROPOSAL NO. 1 - TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECTUATE A NAME CHANGE OF THE CORPORATION TO “SINOBIOMED INC.”

Assuming the presence of a quorum, the proposal to approve an amendment to the Certificate of Incorporation to change the Corporation’s name to “Sinobiomed Inc.” requires the affirmative vote, in person or by proxy, of a majority of the outstanding shares of the Corporation’s Common Stock entitled to vote at the Annual Meeting of Shareholders. Proxies will be voted for or against approval in accordance with the specifications marked thereon and, if no specification is made, will be voted FOR approval of the amendment to the Corporation’s Certificate of Incorporation to change the Corporation’s name.

By approving this proposal, the shareholders will authorize the Board of Directors to amend the Corporation’s Certificate of Incorporation accordingly, attached as Exhibit “A”. The amendment embodies the first paragraph changing the text to:

“FIRST:	The name of this corporation is Sinobiomed Inc.”

After the name change, it is anticipated that the Corporation’s trading symbol for the OTC Bulletin Board will be changed from CDCX.

Management expects formal implementation of the name change with the Delaware Secretary of State to be completed as soon as practicable after the effective date of the shareholder resolution.

Due to the Corporation’s change of business direction into the production and development of genetically engineered recombinant protein drugs and vaccines through the acquisition of Wanxin Bio-Technology Limited, the Board of Directors has determined that it will be in the best interests of the Corporation and its shareholders to change the name of the Corporation from CDoor Corp. to Sinobiomed Inc. The objective of the change in corporate name is to more accurately reflect the business activities of the Corporation in its name. The Corporation believes that the name change will better communicate the Corporation’s emergence as a medical drug and vaccine production and development corporation.

Prior Operational History

The Corporation was incorporated in Delaware on November 18, 2004. The Corporation was a development stage Corporation and currently owns one United States patent (patent No. 5,074,073) (the "Patent") for a "Car Door Safety Feature Device". The Patent is a safety feature related to the development of an injury-preventing system for doors of automobiles comprising a radiation emitter for emitting electromagnetic radiation, detectors for detecting the electromagnetic radiation thus preventing car doors from closing on a persons' hand, finger or leg. The Corporation's principal business plan was to develop a prototype of the Patent and then manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the safety system.

In December 2004, the Corporation acquired the Patent related to the development of an injury-preventing system for automobiles comprising a radiation emitter for emitting electromagnetic radiation, detectors for detecting the electromagnetic radiation and an electronic control circuit which is designed to sense any disruption in the impingement of the electromagnetic radiation on the detectors. The system is located to monitor the space normally occupied by an automobile door. When impingement of the electromagnetic radiation on the detectors is disrupted, as by the placement of a person's hand in the space normally occupied by the automobile door, the electrical circuit activates a mechanical device, for example a solenoid, which places a small rubber rod in the path of the closing door, causing the door to bounce off the rod without closing, avoiding injury to the hand of the person.

On December 14, 2004, the Corporation acquired the rights to United States Patent No. 5,074,073 from Asher Zwebner, the patent owner. Mr. Zwebner was a Director, officer and stockholder of the Corporation. The Patent was granted to Asher Zwebner by the United States Patent and Trademark Office on December 24, 1991, and is scheduled to expire on December 24, 2008. As consideration for such assignment, the Corporation has agreed to pay Mr. Zwebner 10% of all royalties we receive from the sale and marketing of the Corporation’s product.

On October 16, 2006, Mr. Ka Yu, Mr. Lavi Krasney and Mr. Asher Zwebner entered into stock purchase agreements (the "Stock Purchase Agreement") whereby Mr. Yu will acquire in aggregate 2,000,000 shares of Common Stock of the Corporation from Mr. Krasney and Mr. Zwebner at $0.225 per share for a total of purchase price of $450,000.

The Stock Purchase Agreements were closed on November 2, 2006. Mr. Ka Yu directly owns 2,000,000 shares of Common Stock of the Corporation which constitutes approximately 41.9% of the issued and outstanding capital stock of the Corporation as of January 23, 2007. In addition, Mr. Yu was appointed as a director as well as the President, CEO, CFO, Secretary and Treasurer of the Corporation on October 31, 2006.

In accordance with the Stock Purchase Agreements and related Escrow Agreements, Mr. Lavi Krasney and Mr. Asher Zwebner resigned as officers and directors of the Corporation at or prior to closing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVING THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECTUATE A NAME CHANGE OF THE CORPORATION TO “SINOBIOMED INC.”

PROPOSAL NO. 2 - TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECTUATE AN INCREASE IN AUTHORIZED SHARES OF COMMON STOCK OF THE CORPORATION FROM 50,000,000 SHARES TO 250,000,000 SHARES

Assuming the presence of a quorum, the proposal to approve an amendment to the Certificate of Incorporation to change the Corporation’s authorized shares of common stock from 50,000,000 to 250,000,000 requires the affirmative vote, in person or by proxy, of a majority of the outstanding shares of the Corporation’s Common Stock entitled to vote at the Annual Meeting of Shareholders. Proxies will be voted for or against approval in accordance with the specifications marked thereon and, if no specification is made, will be voted FOR approval of the amendment to the Corporation’s Certificate of Incorporation to change the Corporation’s authorized shares of common stock.

By approving this proposal, the shareholders will authorize the Board of Directors to amend the Corporation’s Certificate of Incorporation accordingly, attached as Exhibit “A”. The amendment embodies the fourth paragraph changing the text to:

“FOURTH:	The amount of the total stock of this corporation is authorized to issue is two hundred and fifty million (250,000,000) shares with a par value of $0.0001 per share.”

The Corporation currently has authorized Common Stock of 50,000,000 shares. As of January 23, 2007, there were a total of 4,775,000 shares of Common Stock issued and outstanding.

The Board of Directors believes it is in the best interests of the Corporation and its shareholders for the Corporation to have a reasonable reserve of authorized but unissued shares of common stock in order to allow for future stock issuances. The Board of Directors proposes to create a reserve of approximately 60 million shares through the increase in the Corporation’s authorized Common Stock to 250 million shares, if the forward stock split is approved as described below.

The additional shares of Common Stock described above will enhance our flexibility in connection with actions, such as stock splits, stock dividends, acquisitions of property and securities of other companies, financings, and other corporate purposes.

The Board of Directors is not proposing the increase in the authorized shares of Common Stock with the intention of using the shares for anti-takeover purposes. It is possible, however, that the additional shares could be used in the future to discourage an attempt to acquire or take control of the Corporation.

No shareholder of the Corporation has any preemptive right to acquire any of the additional authorized shares, so the issuance of the additional authorized shares may correspondingly dilute the percentage interests of current shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVING THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECTUATE AN INCREASE IN AUTHORIZED SHARES OF COMMON STOCK OF THE CORPORATION FROM 50,000,000 SHARES TO 250,000,000 SHARES

PROPOSAL NO. 3 - TO APPROVE A FORWARD STOCK SPLIT OF FORTY-FOR-ONE OF THE CORPORATION’S ISSUED AND OUSTANDING SHARES OF COMMON STOCK DEPENDING UPON A DETERMINATION BY THE BOARD OF DIRECTORS THAT A FORWARD SOCK SPLIT IS IN THE BEST INTERESTS OF THE CORPORATION AND ITS SHAREHOLDERS

FORWARD STOCK SPLIT

The Board of Directors of the Corporation has recommended a forward stock split of forty-for-one (the “Forward Stock Split”) of the Corporation’s issued and outstanding shares of common stock. The Forward Stock Split may be effectuated by the Board depending on market conditions. The intent of the Forward Stock Split is to increase the marketability and liquidity of the common stock.

If the Forward Stock Split is approved by the shareholders, it will be effected only upon a determination by the Board of Directors that the Forward Stock Split is in the best interests of the Corporation and the shareholders. In the Board’s judgment, the Forward Stock Split would result in the greatest marketability and liquidity of common stock, based upon prevailing market conditions, the likely effect of the market price of the common stock and other relevant factors.

If approved by the shareholder, the Forward Stock Split will become effective on any date (the “Effective Date”) selected by the Board of Directors on or prior to February 28, 2007, upon filing the appropriate documentation with all applicable regulatory authorities. If no Forward Stock Split is effected by such date, the Board of Directors will take action to abandon the Forward Stock Split without further shareholder action.

Purposes And Effects Of The Forward Stock Split

Consummation of the Forward Stock Split will alter the number of issued and outstanding shares of Common Stock, which will be increased to 191,000,000 shares.

The Common Stock is listed for trading on the OTC Bulletin Board under the symbol CDCX. On the Record Date, the reported closing price for the common stock on the OTCBB was $____ per share. Management intends to effect a Forward Stock Split at a level of forty-for-one which it believes is sufficient to attain its goal of increasing the marketability and liquidity of the Corporation’s common stock.

Additionally, the Board feels that having a greater number of shares of the common stock available will increase the public’s interest in the Corporation’s business. The Board also anticipated that the availability of more shares of common stock will help stabilize the market price of the Corporation’s shares and result in broader distribution.

The Forward Stock Split would have the following effects upon the number of shares of common stock issued and outstanding (4,775,000 shares as of the Record Date) and no effect upon the number of authorized and unissued shares of common stock (assuming that no additional shares of common stock are issued by the Corporation after the Record Date and that the Forward Stock Split is effected), other than: (i) the Forward Stock Split will be contingent upon approval of Proposal No. 2 (the increase in the authorized capital), which is required in order to proceed with the Forward Stock Split; and (ii) the percentage of the authorized capital that is unissued shares of common stock will decrease from 93.9% to 23.6%. The common stock will continue to be $0.0001 par value common stock following any Forward Stock Split, and the number of shares of common stock outstanding will be increased. The following example is intended for illustrative purposes.

Forward Stock	Common Stock
Split	Outstanding

pre Forward Split	4,775,000

40 for 1	191,000,000

At the Effective Date, each share of the common stock issued and outstanding immediately prior thereto (the “Old Common Stock”), will be reclassified as and changed into the appropriate number of shares of the Corporation’s Common Stock, $0.0001 par value per share (the “New Common Stock”). Shortly after the Effective Date, the Corporation will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing the Old Common Stock for surrender and exchange for certificates representing shares of New Common Stock.

Federal Income Tax Consequences of the Forward Stock Split

The following is a summary of the material federal income tax consequences of the proposed Forward Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the New Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Old Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Forward Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

1.	The Forward Stock Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code.

2.	No gain or loss will be recognized by the Corporation in connection with the Forward Stock Split.

3.	No gain or loss will be recognized by a shareholder who exchanges all of his shares of Old Common Stock solely for shares of New Common Stock.

4.
The aggregate basis of the shares of New Common Stock to be received in the Forward Stock Split will be the same as the aggregate basis of the shares of Old Common Stock surrendered in exchange therefore.

5.	The holding period of the shares of New Common Stock to be received in the Forward Stock Split will include the holding period of the shares of the Old Common Stock surrendered in exchange therefor.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE CORPORATION IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED FORWARD STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE FORWARD STOCK SPLIT OF FORTY-FOR-ONE OF THE CORPORATION’S ISSUED AND OUSTANDING SHARES OF COMMON STOCK DEPENDING UPON A DETERMINATION BY THE BOARD OF DIRECTORS THAT A FORWARD SOCK SPLIT IS IN THE BEST INTERESTS OF THE CORPORATION AND ITS SHAREHOLDERS.

PROPOSAL NO. 4 - TO APPROVE AN AMENDMENT TO THE CORPORATION’S BY-LAWS, ARTICLE IV, SECTION 5, TO PERMIT ACTIONS TAKEN WITHOUT A MEETING BY WRITTEN CONSENT TO BE SIGNED BY THE HOLDERS OF A MAJORITY OF ALL OUTSTANDING SHARES INSETAD OF HOLDERS OF ALL OUTSTANDING SHARES

Assuming the presence of a quorum, the proposal to approve the amendment to the Corporation’s By-Laws requires the affirmative vote, in person or by proxy, of a majority of the outstanding shares of the Corporation’s Common Stock entitled to vote at the Annual Meeting of Shareholders. Proxies will be voted for or against approval in accordance with the specifications marked thereon and if no specification is made, will be voted FOR approval of the amendment to the Corporation’s By-Laws, Article IV, Section 5.

Management of the Corporation intends to propose, by ordinary resolution, that the By-Laws of the Corporation be amended to permit actions taken without a meeting by written consent to be signed by the holders of a majority of all outstanding shares instead of holders of all outstanding shares.

The Corporation’s By-Laws currently read as follows:

Article IV

Section 5.

Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

Management of the Corporation intends to propose, by ordinary resolution that the Corporation’s By-Laws be amended as follows:

Section 5.

Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting for the action so taken, signed by the holders of a majority of outstanding shares entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVING THE AMMENDMENTS TO THE CORPORATION’S BY-LAWS, ARTICLE IV SECTION 5, TO PERMIT ACTIONS TAKEN WITHOUT A MEETING BY WRITTEN CONSENT TO BE SIGNED BY THE HOLDERS OF A MAJORITY OF ALL OUTSTANDING SHARES INSETAD OF HOLDERS OF ALL OUTSTANDING SHARES.

A complete copy of the Corporation’s proposed new Certificate of Incorporation and By-Laws will be available for review at the Meeting, and for a period of ten days prior thereto, at the Corporation’s records office located at 555 West Hastings Street, Suite 2550, Vancouver, BC, Canada V6B 4N5.

PROPOSAL NO. 5 - TO APPROVE THE ACTS, DEEDS & CONDUCT OF DIRECTORS SINCE THE LAST ANNUAL MEETING OF SHAREHOLDERS OF THE CORPORATION

Management of the Corporation intends to propose, by ordinary resolution, that the actions, deeds and conduct of the Directors of the Corporation be ratified and confirmed on behalf of the Corporation since the date of the last Annual Meeting of the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVING THE ACTS, DEEDS & CONDUCT OF DIRECTORS SINCE THE LAST ANNUAL MEETING OF SHAREHOLDERS OF THE CORPORATION.

PROPOSAL NO. 6 - TO APPROVE AN ELECTION OF FIVE (5) DIRECTORS TO SERVE AS DIRECTORS OF THE CORPORATION UNTIL THE NEXT ANNUAL MEETING OF THE CORPORATION’S SHAREHOLDERS OR UNTIL THEIR SUCCESSOR HAS BEEN ELECTED AND QUALIFIED

In accordance with the By-Laws of the Corporation, the Corporation's directors are elected at each Annual Meeting of Shareholders and hold office until the next election of directors and until their successors are duly elected and qualified. The By-Laws of the Corporation provide that the Board of Directors shall consist of one or more directors unless and until otherwise determined by a vote of a majority of the entire Board of Directors.

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. Each of the nominees has consented to being named as a nominee and to serve as a director if elected. However, if any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Corporation has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The term of the current director, Mr. Ka Yu, expires on the date of the Annual Meeting and his successor(s) will be elected at the Annual Meeting.

The Board of Directors has nominated Mr. Ka Yu, Dr. Kim Kiat Ong, Mr. Chris Metcalf, Mr. Ban-Jun Yang and Mr. Robert Chun-Chung Ip for election as directors at the Annual Meeting to serve a term of one year.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THESE NOMINEES.

Information regarding the nominees and the directors of the Corporation as of the Record Date is provided below. If elected, the term of each director will expire at the next Annual Meeting of shareholders.

Name, Municipality of Residence and Positions, if any, held with the Corporation	Principal Occupation or Employment during the Past Five Years	Director/ Officer of the Corporation Since	Number of Shares of the Corporation Beneficially Owned, Controlled or Directed(1)
Ka Yu Shanghai, China President, CEO, Secretary, Treasurer & Director	Businessman	Oct. 31, 2006	2,000,000
Dr. Kim Kiat Ong Singapore (Director Nominee)	Medical Doctor	-	-
Christopher S. Metcalf New York, NY (Director Nominee)	Businessman	-	-
Ban-Jun Yang Shanghai, China (Director Nominee)	Businessman	-	750,000
Robert Chun-Chung Ip Hong Kong (Director Nominee)	Buisnessman	-	250,000 (2)

Note:
(1)	These figures are as of January 23, 2007.
(2)
Mr. Robert Chun-Chung Ip beneficially owns 250,000 shares of the Corporation through Wheelock Technology Limited, which Mr. Ip has sole voting power and sole dispositive power over the shares held by Wheelock Technology Limited.

The following are brief profiles of the nominees:

†
Mr. Ka Yu (age 36) is currently the President, CEO, Secretary, Treasurer and a Director of the Corporation since October 31, 2006. In addition, he is currently the CEO of Far East Union Investment Ltd. which is a privately owned consulting firm that is based in Hong Kong, specializing in providing cross-border business solutions, consulting and corporate finance on customer projects. He has been in that capacity since 2001. From 1996 to 2001, Mr. Yu was the Managing Director of Powerlot (Pacific) Ltd., a privately owned Corporation, during which he initiated, organized and supervised the business of the Corporation with over 500 staff members. Powerlot is engaged in the business of that Corporation consisted of garment manufacturing, logistics, telecommunications, and international trade with annual revenue exceeding $50 million USD in 2001. Mr. Yu graduated from Shanghai Teacher’s University in Shanghai in 1991 with a bachelors of Science. Mr. Yu is not an officer or director of any other reporting issuer other than the Corporation.

†
Mr. Christopher S. Metcalf (age 37) is currently the President of Altitude Funds LLC, and Vice President of GF Private Equity Group LLC. Prior to that position, from 2002 to 2006, Mr. Metcalf served as the Vice President of the Graystone Research Group in Morgan Stanley, performing portfolio and research analysis for hedge funds and private equity. From 2000 to 2002, Mr. Metcalf held the position of Vice President of Private Equity at KMV Capital LLC, a consulting and private equity firm. Mr. Metcalf has also held the positions of Vince President and Senior Financial Analyst at Charles Schwab Family Private Equity Fund (1999-2000), Investment Banking Representative at Prudential Securities, and Tax Analyst at Wachovia Bank. Apart from his professional experience, Mr. Metcalf holds degrees from the University of Chicago (MBA with Honors), and the University of Virginia (JD and Bachelor of Science in Commerce). Mr. Metcalf is not an officer or director of any reporting issuer at this time.

†
Dr. Kim Kiat Ong (age 52) was a Director of Sinovac Biotech Ltd. (AMEX: SVA) from 2003 to 2006. Dr. Ong has been in the medical field for over 30 years and has specialized as a Cardiothoracic and Vascular Surgeon for 18 years. He has been a member of several national committees and is currently a Member of the Advisory Committee, for the Singapore Ministry of Health (2003- present). As a seasoned lecturer, teacher and writer in the medical profession, Dr. Ong offers a high level of quality experience. Dr. Ong is not an officer or director of any reporting issuer at this time.

†
Mr. Ban-Jun Yang (age 51) is currently a Director, President and CEO of Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. since March 31, 1996. He served as Chairman of the Board and General Manager for Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. from 1996 to 2006. From 1991 to the present, Mr. Yang has also served as Chairman of Shanghai Wanxing Automobile Service Co., Ltd. and Beijing Automobile Service Co., Ltd. Prior to this, Mr. Yang served as General Manager of Shenzheng Nanbei Commerce Center and Chairman of the Board of Beijing Hotel in Shenzhen. Mr. Yang has more than 25 years of experience in entrepreneurial and investment management in Hong Kong, Beijing and Shanghai.

†
Mr. Robert Chun-Chung Ip (age 50) is a solicitor in Hong Kong since 1985 and has over 15 years experience in corporate mergers and acquisitions. Mr. Ip is also a director of Wheelock Technology Limited and Robert C. C. Ip & Co. Limited, an investment consultancy company. In addition, Mr. Ip is a director of Poly (Hong Kong) Investments Ltd., a company listed on the Main Board of the Hong Kong Stock Exchange Limited. Mr. Ip graduated from the University of Hong Kong in 1979 with a Bachelors of Arts degree. Mr. Ip furthered his studies in law in the United Kingdom between 1980-82 and passed the United Kingdom Law Society’s Final Examination in 1982. Mr. Ip is a solicitor of England & Wales, Hong Kong, Singapore and the Australian Capital Territories.

EXECUTIVE COMPENSATION

The following compensation was paid directly to the executive officers of the Corporation during the years ended December 31, 2006, 2005 and 2004:

Summary Compensation Table Annual Compensation Long-Term Compensation
Name and Principal Position	Fiscal Year End	Salary ($)	Bonus ($)	All other and annual Compensation and LTIP Payouts ($)	Securities under Options/ SARS Granted (#)	Restricted Shares or Restricted Share Units (#)
Lavi Krasney(1) CEO & Director	2006 2005 2004	Nil $20,000 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Asher Zwebner(2) CFO, Secretary, Treasurer & Director	2006 2005 2004	Nil $20,000 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Ka Yu(3) President, CEO, Secretary, Treasurer & Director	2006	Nil	Nil	Nil	Nil	Nil

(1) Mr. Lavi Krasney resigned as the CEO of the Corporation on October 30, 2006 and as a Director on October 31, 2006.
(2) Mr. Asher Zwebner resigned as the CFO, Secretary & Treasurer of the Corporation on October 30, 2006, and as a Director on October 31, 2006. However, on December 28, 2006, Mr. Zwebner was reappointed as the CFO of the Corporation.
(3) Mr. Ka Yu was appointed as the President, CEO, CFO, Secretary, Treasurer and a Director of the Corporation on October 31, 2006. However, on December 28, 2006, Mr. Yu resigned as the CFO of the Corporation.

The Corporation anticipates that compensation will be provided by the Corporation during the Corporation’s next financial year to certain executive officers of the Corporation and in conjunction with certain management and administrative services to be provided to the Corporation by such executive officers.

Long-term Incentive Plans - Awards in most recently completed Financial Year

During its most recently completed financial year the Corporation has not awarded or instituted any LTIPs in favor of its named executive officers.

PROPOSAL NO. 7 - TO RATIFY THE APPOINTMENT OF SCHUMACHER & ASSOCIATES, INC., CERTIFIED PUBLIC ACCOUTANTS, AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

The Board of Directors recommends the ratification of the appointment of Schumacher & Associates, Inc., Certified Public Accountants, as the independent accountants for the Corporation’s fiscal year ending December 31, 2006, who were appointed by the Board of Directors on January 19, 2007. After the Annual Meeting, the new Board of Directors intends to appoint a new Audit Committee consisting of Dr. Kim Kiat Ong, Christopher S. Metcalf and Asher Zwebner. Schumacher & Associates, Inc., Certified Public Accountants, will have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of Schumacher & Associates, Inc., Certified Public Accountants, are not expected to be present at the Annual Meeting.

Audit Fees

The aggregate fees billed for the last two fiscal years for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-QSBs or services that are normally provided by the accountant in connection with statutory and regulatory engagements for those fiscal years was:

2006 - $16,000 - Davis Accounting Group, P.C.
2005 - $10,000 - Davis Accounting Group, P.C.

Audit - Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported in the preceding paragraph:

2006 - Nil - Davis Accounting Group, P.C.
2005 - Nil - Davis Accounting Group, P.C.

Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning was:

2006 - Nil - Davis Accounting Group, P.C.
2005 - Nil - Davis Accounting Group, P.C.

All Other Fees

The aggregate fees billed in each of the last two fiscal years for the products and services provided by the principal accountant, other than the services reported in paragraphs (1), (2), and (3) was:

2006 - Nil - Davis Accounting Group, P.C.
2005 - Nil - Davis Accounting Group, P.C.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFYING THE APPOINTMENT OF SCHUMACHER & ASSOCIATES, INC., CERTIFIED PUBLIC ACCOUNTANTS, AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

PROPOSAL NO. 8 - TO RATIFY THE ADOPTION OF THE 2006 STOCK OPTION AND INCENTIVE PLAN FOR KEY PERSONNEL OF THE CORPORATION

On November 3, 2006, the Board of Directors of the Corporation approved and adopted a 2006 Stock Option and Incentive Plan (the “Stock Option Plan”), which is attached hereto as Exhibit “B”. The purpose of the Stock Option Plan is to advance the interests of the Corporation and its shareholders by affording key personnel of the Corporation an opportunity for investment in the Corporation and the incentive advantages inherent in stock ownership in the Corporation. Pursuant to the provisions of the Stock Option Plan, stock options (the “Stock Options”) will be granted only to key personnel of the Corporation, generally defined as a person designated by the Board of Directors upon whose judgment, initiative and efforts the Corporation may rely including any director, officer, employee or consultant of the Corporation.

The Stock Option Plan is to be administered by the Board of Directors of the Corporation, which shall determine (i) the persons to be granted Stock Options and Incentives; (ii) the Fair Market Value of the Corporation's shares; (iii) the exercise price per share of options to be granted; (iv) the number of shares to be represented by each option or incentive award; (v) the time or times at which options and incentive awards shall be granted; (vi) the interpretation of the Stock Option Plan; (vii) whether to prescribe, amend and rescind rules and regulations relating to the Stock Option Plan; (viii) the term and provisions or each option and incentive award granted (which need not be identical) and, with the consent of the grantee thereof, modify or amend such option or incentive award; (ix) whether to accelerate or defer (with the consent of the grantee) of the exercise date of any option or incentive award; (x) the person to execute on behalf of the Corporation any instrument required to effectuate the grant of an option or incentive award previously granted by the Board; (xi) whether to accept or reject the election made by a grantee pursuant to Section 7.5 of the Stock Option Plan; and (xii) all other determinations deemed necessary or advisable for the administration of the Stock Option Plan. The Stock Option Plan provides authorization to the Board of Directors to grant Stock Options and Incentives to a total number of shares of common stock of the Corporation, not to exceed Two Hundred Fifty Thousand (250,000) shares of common stock of the Corporation as at the date of adoption by the Board of Directors of the Stock Option Plan.

In the event an optionee who is a director, officer, employee (employee also encompasses consultants and advisors where such is appropriate or where such is intended by the Board or by a particular grant under the Stock Option Plan) (each an "Employee") of the Corporation has his employment terminated by the Corporation, except if such termination is voluntary or occurs due to retirement with the consent of the Board or due to death or disability, then the option, to the extent not exercised, shall terminate on the date on which the Employee's employment by the Corporation is terminated. If an Employee's termination is voluntary or occurs due to retirement with the consent of the Board, then the Employee may after the date such Employee ceases to be an employee of the Corporation, exercise his option at any time within three (3) months after the date he ceases to be an Employee of the Corporation, but only to the extent that he was entitled to exercise it on the date of such termination. To the extent that the Employee was not entitled to exercise the Option at the date of such termination, or if he does not exercise such option (which he was entitled to exercise) within the time specified herein, the option shall terminate. In no event may the period of exercise in the case of incentive options extend more than three (3) months beyond termination of employment.

In the event an Employee is unable to continue his employment with the Corporation as a result of his permanent and total disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he may exercise his option at any time within six (6) months from the date of termination, but only to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the option at the date of termination, or if he does not exercise such option (which he was entitled to exercise) within the time specified herein, the option shall terminate. In no event may the period of exercise in the case of an incentive option extend more than six (6) months beyond the date the Employee is unable to continue employment due to such disability.

In the event an optionee dies during the term of the option and is at the time of his death an Employee who shall have been in continuous status as an Employee since the date of grant of the option, the option may be exercised at any time within six (6) months following the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that an optionee was entitled to exercise the option on the date of death, or if the optionee's estate, or person who acquired the right to exercise the option by bequest or inheritance, does not exercise such option (which he was entitled to exercise) within the time specified herein, the option shall terminate. In no event may the period of exercise in the case of an incentive option extend more than six (6) months beyond the date of the Employee's death.

Except to the extent otherwise expressly provided in an award, the right to acquire shares or other assets under the Stock Option Plan may not be assigned, encumbered or otherwise transferred by an optionee and any attempt by an optionee to do so will be null and void. However Stock Options and Incentives granted under this Stock Option Plan may be transferred by an optionee by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder. Unless assigned in accordance with the terms of an award, options and other awards granted under this Stock Option Plan may not be exercised during an optionee's lifetime except by the optionee or, in the event of the optionee's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the optionee under state law and court supervision.

As of the date of this Proxy Statement, no Stock Options and/or Incentives have been granted. Upon approval by the shareholders of the Stock Option Plan, the Board of Directors will be authorized, without further shareholder approval, to grant such Stock Options and Incentives from time to time to acquire up to an aggregate of 250,000 (10,000,000 after the Forward Stock Split taking effect) shares of the Corporation’s restricted common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFYING THE ADOPTION OF THE 2006 STOCK OPTION AND INCENTIVE PLAN FOR KEY PERSONNEL OF THE CORPORATION.

PROPOSAL NO. 9 - TO TRANSACT SUCH OTHER BUSINESS AS MAY BE BROUGHT BEFORE THE MEETING

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than what has been described above. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment is such matters.

ANNUAL REPORT AND QUARTERLY REPORTS

Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which was filed with the Securities and Exchange Commission via EDGAR on March 30, 2006, and our quarterly reports on Form 10-QSB, which was filed with the Securities and Exchange Commission via EDGAR on May 11, 2006, August 17, 2006 and October 12, 2006, will be made available to the shareholders without charge upon written request to the Corporation’s records office located at 555 W. Hastings St., Suite 2550, Vancouver, B.C., Canada V6B 4N5, attention: Michael Shannon, Esq.

In addition, copies of the Annual Report, as amended, and the quarterly reports may be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Furthermore, the Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Annual Report, and quarterly reports and the referenced exhibits can also be found on this site.

The above mentioned Annual Report, and quarterly reports are incorporated herein by reference.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Shareholders interested in submitting a proposal for inclusion in the proxy statement and proxy card relating to the 2008 Annual Meeting of Shareholders may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be received at the Corporation’s executive offices located at Room 3304, BLDG #6, Lane 218, Wu-Zhou Road, Shanghai 200080, China, addressed to the attention of the President, no later than November 30, 2007.

MATERIALS INCORPORATED BY REFERENCE

The following materials have been incorporated by reference into this Proxy Statement:

1.	Annual Report on Form 10-KSB, which was filed with the Securities and Exchange Commission on March 30, 2006;
2.	Quarterly financial statements on Form 10-QSB, which was filed with the Securities and Exchange Commission on May 11, 2006, August 17, 2006 and October 12, 2006; and
3.	The Current Report on Form 8-K/A, which was filed with the Securities and Exchange Commission on January 16, 2007.

SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

EXHIBIT “A”

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
CDOOR CORP.

I, the undersigned, Ka Yu, President of CDoor Corp. (the “Corporation”), do hereby certify that the Board of Directors of said Corporation at a meeting duly convened held on the 28 day of February, 2007, adopted a resolution to amend the Certificate of Incorporation as follows:

RESOLVED, that Article First of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“FIRST: The name of this corporation is Sinobiomed Inc.”

RESOLVED, that Article Fourth of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“FOURTH: The amount of the total stock of this corporation is authorized to issue is two hundred fifty million (250,000,000) shares with a par value of $0.0001 per share.”

On February 28, 2007, the stockholders entitled to vote thereon, of each class of stock voting separately as a class, holding the necessary number of shares as required by statute voted in favor to amend the Certificate of Incorporation as set forth above, which was adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, CDoor Corp. has caused these presents to be signed in its name and on its behalf by Ka Yu, its President on this ____ day of March, 2007, and its President acknowledges that this Certificate of Amendment is the act and deed of CDoor Corp., and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

CDOOR CORP.

By:
Ka Yu, President

EXHIBIT “B”

CDOOR CORP.

2006 STOCK OPTION AND INCENTIVE PLAN

1.	Purposes of the Plan.

The purposes of this Plan are to (i) attract and retain the best available personnel for positions of responsibility within CDoor Corp. (the "Corporation"), (ii) provide additional incentives to Employees of the Corporation, (iii) provide Directors, Consultants and Advisors of the Corporation with an opportunity to acquire a proprietary interest in the Corporation to encourage their continued provision of services to the Corporation and to provide such persons with incentives and rewards for superior performance more directly linked to the profitability of the Corporation's business and increases in shareholder value, and (iv) generally to promote the success of the Corporation's business and the interests of the Corporation and all of its stockholders, through the grant of options to purchase shares of the Corporation's Common Stock and other incentives.

Incentive benefits granted hereunder may be either Incentive Stock Options, Non-qualified Stock Options, stock awards, Restricted Shares, cash awards or other incentives determined by the board, as such terms are hereinafter defined. The types of options or other incentives granted shall be reflected in the terms of written agreements.

2.	Definitions.

As used herein, the following definitions shall apply:

2.1 "Board" shall mean the Board of Directors of CDoor Corp.

2.2 "Change of Control" means a change in ownership or control of the Corporation effected through any of the following transactions:

(a) the direct or indirect acquisition by any person or related group of persons (other than by the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders, or other transaction, in each case which the Board does not recommend such shareholders to accept; or

(b) a change in the composition of the Board over a period of 12 consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board; or

(c) a Corporate Transaction as defined below.

2.3 "Code" shall mean the US Internal Revenue Code or analogous legislation, as amended from time to time, and the rules and regulations promulgated thereunder.

2.4 "Committee" shall mean the Committee constituting the Board in accordance with Section 4.1 of the Plan, if one is appointed.

2.5 "Common Stock" or "Common Shares" shall mean (i) shares of the common stock, no par value, of the Corporation described in the Corporation's Articles of Incorporation, as amended, and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 12 of this Plan.

2.6 "Corporation" shall mean CDoor Corp., a Delaware corporation, and shall include any parent or subsidiary corporation of the Corporation.

2.7 "Consultants" and "Advisors" shall include any third party retained or engaged by the Corporation to provide service to the Corporation, including any employee of such third party providing such services.

2.8 "Corporate Transaction" means any of the following shareholder-approved transactions to which the Corporation is a party:

(a) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated;

(b) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

(c) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

2.9 "Date of Grant" means the date specified by the Board or the Committee on which a grant of Options, Stock Appreciation Rights, Performance Shares of Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective.

2.10 "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 9.3 of this Plan.

2.11 "Deferred Shares" means an award pursuant to Section 9 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

2.12 "Director" shall mean a member of the Board.

2.13 "Effective Date" shall have the meaning ascribed thereto in Section 6.

2.14 "Employee" shall mean any person, including officers and directors, employed by the Corporation. The payment of a director's fee by the Corporation shall not be sufficient to constitute "employment" by the Corporation. For inclusiveness purposes, but not having legal effect as to obligations and liabilities, Employee in this Agreement may also encompass Consultants and Advisors where such is appropriate or where such is intended by the Board or by a particular grant hereunder.

2.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all pertinent rules and regulations.

2.16 "Fair Market Value" shall mean, with respect to the date a given Option or other incentive is granted or exercised, the value of the Common Stock determined by the Board in such manner as it may deem equitable for Plan purposes but, in the case of an Incentive Stock Option, no less than is required by applicable laws or regulations; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per share shall be not less than the closing price for the Common Stock on the last trading day preceding the Date of Grant, as reported by the National Association of Securities Dealers Automated Quotation System - Small Cap or National Markets or the National Association of Security Dealers Over the Counter Bulletin Board or other exchange on which the Corporation is listed and as determined by the Board; provided, further, that if the Common Stock is not listed on any exchange, the Fair Market Value per share shall not be less than the average of the means between the bid and asked prices quoted on each such date by any two independent persons or entities making a market for the Common Stock, such persons or entities to be selected by the Board.

2.17 "Incentive Agreement" shall mean the written agreement between the Corporation and the Participant relating to Incentive Stock Options, Non-qualified Stock Options, stock awards, Restricted Shares and cash awards granted under the Plan, and shall include an Incentive Stock Option Agreement, Non-qualified Stock Option Agreement or other form of Agreement which may be approved by the Board.

2.18 "Incentive Award" shall mean the award of one or more Incentives.

2.19 "Incentive Stock Option" shall mean an Option which is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, or any successor provision thereto.

2.20 "Incentives" shall mean those incentive benefits which may be granted from time to time under the terms of the Plan which include Incentive Stock Options, Non-qualified Stock Options, stock awards, Restricted Shares and cash awards.

2.21 "Management Objectives" means the achievement of performance objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board or the Committee, Restricted Shares.

2.22 "Non-qualified Stock Option" means an Option that is not intended to qualify as a Tax-Qualified Option.

2.23 "Option Price" means the purchase price payable upon the exercise of an Option.

2.24 "Option" means the right to purchase Common Shares from the Corporation upon the exercise of a Non-qualified Stock Option or a Tax-Qualified Option granted pursuant to Section 7 of this Plan.

2.25 "Optioned Stock" shall mean the Common Stock subject to an Option.

2.26 "Option Term" shall have the meaning ascribed to it in Section 7.3.

2.27 "Optionee" shall mean an Employee, Director, Consultant or Advisor of the Corporation who has been granted one or more Options.

2.28 "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

2.29 "Participant" means a person who is selected by the Board or a Committee to receive benefits under this Plan and (i) is at that time an officer, including without limitation an officer who may also be a member of the Board, director, or other employee of, or a Consultant or Advisor, to the Corporation, or (ii) has agreed to commence serving in any such capacity.

2.30 "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 10 of this Plan within which the Management objectives relating thereto are to be achieved.

2.31 "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 10 of this Plan.

2.32 "Performance Unit" means a bookkeeping entry that records a unit equivalent to the Board selected monetary unit awarded pursuant to Section 10 of this Plan.

2.33 "Plan" shall mean this Stock Option and Incentive Plan, as amended from time to time in accordance with the terms hereof.

2.34 "Restricted Shares" means Common Shares granted or sold pursuant to section 8 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 8.9 hereof has expired.

2.35 "Rule 16b-3" means Rule 16b-3, as promulgated and amended from time to time by the Securities and Exchange Commission under the Exchange Act, or any successor rule to the same effect.

2.36 "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

2.37 "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.38 "Tax Date" shall mean the date an Optionee is required to pay the Corporation an amount with respect to tax withholding obligations in connection with the exercise of an option.

2.39 "Tax-Qualified Option" means an Option that is intended to qualify under particular provisions of the Code, including without limitation an Incentive Stock Option.

2.40 "Termination Date" shall have the meaning ascribed thereto in Section 6.

3.	Common Stock Subject to the Plan.

3.1 Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold or otherwise awarded under the Plan is two hundred and fifty thousand (250,000) Common Shares. Any Common Shares available for grants and awards at the end of any calendar year shall be carried over and shall be available for grants and awards in the subsequent calendar year. For the purposes of this Section 3:

(a) Upon payment of cash in lieu of exercise provided by any award granted under this Plan, or upon expiration or cancellation of any award granted under this Plan, any Common Shares that were covered by such award and not issued shall again be available for issuance hereunder.

(b) Common Shares covered by any award granted under this Plan shall be deemed to have been issued or transferred, and shall cease to be available for future issuance or transfer in respect of any other award granted hereunder, at the earlier of the time when they are actually issued or transferred or the time when dividends or dividend equivalents are paid thereon; provided, however, that Restricted Shares shall be deemed to have been issued or transferred at the earlier of the time when they cease to be subject to a substantial risk of forfeiture or the time when dividends are paid thereon.

(c) Performance Units that are granted under this Plan and are paid in Common Shares but are not earned by the Participant at the end of the Performance Period shall be available for future grants of incentives hereunder.

4.	Administration of the Plan.

4.1 Procedure.

(a) The Board shall administer the Plan and is the body responsible for the Plan; provided, however, that the Board may appoint a Committee consisting solely of two (2) or more "Non-Employee Directors" to conduct day-to-day administration of the Plan on behalf of the Board, in accordance with Rule 16b-3 and subject to the authority of the Board.

(b) Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time may any person serve on the Committee if that person's membership would cause the committee not to satisfy the requirements of Rule 16b-3.

(c) A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

(d) Any reference herein to the Board shall, where appropriate, encompass a Committee appointed to administer the Plan in accordance with this Section 4.

4.2 Power of the Board or the Committee

(a) Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Options or Incentive Awards to Participants; (ii) to determine, upon review of relevant information and in accordance with Section 2.16 of the Plan, the Fair Market Value of the Common stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 7.14 of the Plan; (iv) to determine the number of Common Shares to be represented by each Option or Incentive Award; (v) to determine the Participants to whom, and the time or times at which, Options and Incentive Awards shall be granted; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of each Option and Incentive Award granted (which need not be identical) and, with the consent of the grantee thereof, modify or amend such Option or Incentive Award; (ix) to accelerate or defer (with the consent of the grantee) the exercise date of any Option or Incentive Award; (x) to authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Option or Incentive Award previously granted by the Board; (xi) to accept or reject the election made by a grantee pursuant to Section 7.5 of the Plan; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(b) The Board or a Committee may delegate to an officer of the Corporation the authority to make decisions pursuant to this Plan, provided that no such delegation may be made that would cause any award or other transaction under the Plan to cease to be exempt from Section 16(b) of the Exchange Act. A Committee may authorize any one or more of its members or any officer of the Corporation to execute and deliver documents on behalf of the Committee.

4.3 Effect of Board or Committee Decisions. All decisions and determinations and the interpretation and construction by the Board or a Committee of any provision of this Plan or any agreement, notification or document evidencing the grant of Options, Restricted Shares, Deferred Shares, Performance Shares or Performance Units, and any determination by the Board or a Committee pursuant to any provision of this plan or any such agreement, notification or document, shall be final, binding and conclusive with respect to all grantees and any other holders of any Option or Incentive Award granted under the Plan. No member of the Board or a Committee shall be liable for any such action taken or determination made in good faith.

5.	Eligibility.

Consistent with the Plan's purposes, Options and Incentive Awards may be granted only to such Directors, Officers, Employees, Consultants and Advisors of the Corporation as determined by the Board. Subject to the terms of the Plan, an Employee, Officer, Director, Consultant or Advisor who has been granted an Option or Incentive Award may, if he is otherwise eligible, be granted an additional Option or Incentive Award.

6.	Board Approval; Effective Date; Termination Date.

The Plan shall take effect on November 3, 2006 (the "Effective Date"). The Plan shall terminate on November 3, 2016 (the "Termination Date"); accordingly, no Incentive Award or Option under this Plan may be granted after the Termination Date but the term of an award may extend beyond the Plan Termination Date.

7.	Stock Options.

The Board or the Committee may from time to time authorize grants to Participants of Options to purchase Common Shares upon such terms and conditions as the Board or the Committee may determine in accordance with the following provisions:

7.1 Options to be Granted; Terms.

(a) Options granted pursuant to this Section 7 may be Non-qualified Stock Options or Tax-Qualified Options or combinations thereof. The Board or the Committee shall determine the specific terms of Options.

(b) Each grant shall specify the period or periods of continuous employment, or continuous engagement of the consulting or advisory services, of the Optionee by the Corporation or any Subsidiary that are necessary before the Options or installments thereof shall become exercisable.

(c) Any grant of a Non-qualified Stock Option may provide for the payment to the Optionee of dividend equivalent thereon in cash or Common Shares on a current, deferred or contingent basis, or the Board or the Committee may provide that any dividend equivalents shall be credited against the Option Price.

7.2 Number of Shares Subject to Options. Each grant shall specify the number of Common Shares to which it pertains. Successive grants may be made to the same Optionee regardless of whether any Options previously granted to the Optionee remain unexercised.

7.3 Term of Option; Earlier Termination. Subject to the further provisions of this Section 7, unless otherwise provided in the Option Agreement, the term (the "Option Term") of each Option shall be five (5) years from the Date of Grant.

7.4 Exercise Price.

(a) Each grant shall specify an Option Price per Common Share for the Common Share to be issued pursuant to exercise of an Option, which shall be determined by the Board or the Committee. Unless otherwise determined by the Board an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value per share on the Date of Grant, and in the case of a Non-qualified Stock Option shall be no less than seventy-five percent (75%) of the Fair Market Value per share on the Date of Grant.

(b) With respect to Incentive Stock Options, the aggregate Fair Market Value (determined as of the respective Date or Dates of Grant) of the Common Shares for which one or more options granted to any Optionee under this Plan may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year (under all employee benefit plans of the Corporation) shall not exceed $100,000. To the extent that the Optionee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options under the deferral tax laws shall be applied on the basis of the order in which such options are granted. Should the number of Common Shares for which any Incentive Stock Option first becomes exercisable in any calendar year exceed the applicable $100,000 limitation, then that Option may nevertheless be exercised in such calendar year for the excess number of Shares as a Non-qualified Stock Option under the federal tax laws.

7.5 Payment for Shares. The price of an exercised Option and any taxes attributable to the delivery of Common Stock under the Plan, or portion thereof, shall be paid as follows:

(a) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of United States currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted or restricted Common Shares, which are already owned by the Optionee and have a market referenced value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Board or the Committee may deem appropriate, including without limitation any form of consideration authorized pursuant to this Section 7 on such basis as the Board or the Committee may determine in accordance with this Plan, and (iv) any combination of the foregoing. The Board (or Committee) in its sole discretion may permit a so-called "cashless exercise" (net exercise) of the Options.

In the event of a cashless exercise of the Option the Corporation shall issue the Option holder the number of Shares determined as follows:

X = Y (A-B)/A
where:
X = the number of Shares to be issued to the Optionholder.

Y = the number of Shares with respect to which the Option is being exercised.

A = the average of the closing sale prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Date of Exercise.

B = the Exercise Price.

(b) Any grant of a Non-qualified Stock Option may provide that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are not subject to risk of forfeiture or restrictions on transfer in the manner determined by the Board. Unless otherwise determined by the Board or the Committee on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 7.5(b), the Common Shares received by the Optionee upon the exercise of the Non-qualified Stock Option shall be subject to the same risks of forfeiture as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable Common Shares surrendered by the Optionee.

(c) Any grant may allow for deferred payment of the Option Price through a sale and remittance procedure by which a Participant shall provide concurrent irrevocable written instructions to (i) a Corporation-designated brokerage firm to effect the immediate sale of the purchased Common Shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased Common Share, and (ii) the Corporation to deliver the certificates for the purchased Common Shares directly to such brokerage firm to complete the sale transaction.

(d) The Board or Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate.

7.6 Rights as a Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation) of the stock certificate evidencing such Common Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or the right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

7.7 Loans or Installment Payments; Bonuses.

(a) The Board or the Committee may, in its discretion, assist any Participant in the exercise of one or more awards under the plan, including the satisfaction of any federal, state, local and foreign income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Participant; or (ii) permitting the participant to pay the exercise price or purchase price for the purchased shares in installments; or (iii) a guaranty by the Corporation of a loan obtained by the Optionee from a third party; or (iv) granting a cash bonus to the Participant to enable the Participant to pay federal, state, local and foreign income and employment tax obligations arising from an award.

(b) Any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Board or the Committee specifies in the applicable Incentive Agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Participant may not exceed the exercise or purchase price of the acquired shares (less the par value of such shares) plus any federal, state and local income and employment tax liability incurred by the Participant in connection with the acquisition of such shares. The amount of any bonus shall be determined by the Board or the Committee in its sole discretion under the circumstances.

(c) The Board or the Committee may, in its absolute discretion, determine that one or more loans extended under this financial assistance program may be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Board or the Committee may deem appropriate; provided, however, that the Board or the Committee shall not forgive that portion of any loan owed to cover the par value of the Common Shares.

7.8 Exercise of Option.

(a) Procedure for Exercise.

(i) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Corporation and/or the Optionee, and as shall be permissible under the terms of the Plan. Unless otherwise determined by the Board at the time of grant, an Option may be exercised in whole or in part. An Option may not be exercised for a fraction of a share.

(ii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Corporation in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Common Shares with respect to which the Option is exercised has been received by the Corporation. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7.5 of the Plan.

(iii) Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Common Shares as to which the Option is exercised.

(b) Termination of Status as an Employee. Unless otherwise provided in an Incentive Agreement, if an Employee's employment by the Corporation is terminated, except if such termination is voluntary or occurs due to retirement with the consent of the Board or due to death or disability, then the Option, to the extent not exercised, shall terminate on the date on which the Employee's employment by the Corporation is terminated. If an Employee's termination is voluntary or occurs due to retirement with the consent of the Board, then the Employee may after the date such Employee ceases to be an employee of the Corporation, exercise his Option at any time within three (3) months after the date he ceases to be an Employee of the Corporation, but only to the extent that he was entitled to exercise it on the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate. In no event may the period of exercise in the case of Incentive Stock Options extend more than three (3) months beyond termination of employment.

(c) Disability. Unless otherwise provided in the Incentive Agreement, notwithstanding the provisions of Section 7.8(b) above, in the event an Employee is unable to continue his employment with the Corporation as a result of his permanent and total disability (as defined in Section 22(e)(3) of the Code), he may exercise his Option at any time within six (6) months from the date of termination, but only to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate. In no event may the period of exercise in the case of an Incentive Stock Option extend more than six (6) months beyond the date the Employee is unable to continue employment due to such disability.

(d) Death. Unless otherwise provided in the Incentive Agreement, if an Optionee dies during the term of the Option and is at the time of his death an Employee who shall have been in continuous status as an Employee since the date of Grant of the Option, the Option may be exercised at any time within six (6) months following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that an Optionee was entitled to exercise the Option on the date of death, or if the Optionee's estate, or person who acquired the right to exercise the Option by bequest or inheritance, does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate. In no event may the period of exercise in the case of an Incentive Stock Option extend more than six (6) months beyond the date of the Employee's death.

7.9 Option Reissuance. The Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participant, the cancellation of any or all outstanding Options under this Section 7 and grant in substitution new Options under the Plan covering the same or a different number of Common Shares but with an exercise price not less than (i) 75% of the Fair Market Value per share on the new Date of Grant or (ii) 100% of the Fair Market Value per share in the case of Incentive Stock Options.

7.10 Incentive Stock Options - Disposition of Shares. In the case of an Incentive Stock Option, a Participant who disposes of Common Shares acquired upon exercise of such Incentive Stock Option by sale or exchange (i) within two (2) years after the Date of Grant of the Option, or (ii) within one (1) year after the exercise of the Option, shall notify the Corporation of such disposition and the amount realized upon such disposition.

7.11 Incentive Agreement. Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Board or the Committee may determine consistent with this Plan.

8.	Restricted Shares.

Restricted Shares are shares of Common Stock which are sold or transferred by the Corporation to a Participant at a price which may be below their Fair Market Value, or for no payment, but subject to restrictions on their sale or other transfer by the Participant. The transfer of Restricted Shares and the transfer and sale of Restricted Shares shall be subject to the following terms and conditions:

8.1 Number of Shares. The number of Restricted Shares to be transferred or sold by the Corporation to a Participant shall be determined by the Board or Committee, if any.

8.2 Sale Price. The Board shall determine the prices, if any, at which Restricted Shares shall be sold to Participant, which may vary from time to time and among Participants, and which may be below the Fair Market Value of such shares of Common Stock on the date of sale.

8.3 Restrictions. All Restricted Shares transferred or sold hereunder shall be subject to such restrictions as the Board may determine, including, without limitation, any or all of the following:

(a) a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Board or the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such Restricted Shares, or otherwise);

(b) a requirement that the holder of Restricted Shares forfeit or resell back to the Corporation, at his cost, all or a part of such Restricted Shares in the event of termination of his employment during any period in which such Restricted Shares are subject to restrictions; and

(c) a prohibition against employment of the holder of such Restricted Shares by any competitor of the Corporation or a subsidiary of the Corporation, or against such holder's dissemination of any secret or confidential information belonging to the Corporation or a subsidiary of the Corporation.

8.4 Escrow. In order to enforce the restrictions imposed by the Board pursuant to Section 8.3 above, the Participant receiving Restricted Shares shall enter into an agreement with the Corporation setting forth the conditions of the grant. Restricted Shares shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Corporation.

8.5 End of Restrictions. Subject to Section 8.3, at the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, such Restricted Shares will be delivered, free of all restrictions, to the Participant or to the Participant's legal representative, beneficiary or heir.

8.6 Stockholder. Subject to the terms and conditions of the Plan, each Participant receiving Restricted Shares shall have all the rights of a stockholder with respect to such shares of stock during any period which such shares are subject to forfeiture and restrictions on transfer, including, without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to the Restricted Shares shall be paid to the Participant currently.

8.7 Ownership of Restricted Shares. Each grant or sale shall constitute an immediate transfer of the ownership of the Restricted Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the "substantial risk of forfeiture" and restrictions on transfer referred to hereinafter.

8.8 Additional Consideration. Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value per share on the Date of Grant.

8.9 Substantial Risk of Forfeiture.

(a) Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board or the Committee on the Date of Grant.

(b) Each grant or sale shall provide that, during the period for which substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board or the Committee on the Date or Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

8.10 Dividends. Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Board of the Committee may determine.

8.11 Additional Grants. Successive grants or sales may be made to the same Participant regardless of whether any Restricted Shares previously granted or sold to a Participant remain restricted.

9.	Deferred Shares.

The Board or the Committee may authorize grants or sales of Deferred Shares to Participants upon such terms and conditions as the Board or the Committee may determine in accordance with the following provisions:

9.1 Performance Conditions. Each grant or sale shall constitute the agreement by the Corporation to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Board or the Committee may specify.

9.2 Additional Consideration. Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the participant that is less than the Fair Market Value per shares on the Date of Grant.

9.3 Deferral Period. Each grant or sale shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Board or the Committee on the Date of Grant.

9.4 Ownership of Shares. During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote the Deferred Shares, but the Board or the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on the Deferred Shares in cash or additional Common Shares on a current, deferred or contingent basis.

9.5 Additional Grants. Successive grants or sales may be made to the same Participant regardless of whether any Deferred Shares previously granted or sold to a Participant have vested.

9.6 Agreement. Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board or the Committee may determine consistent with this Plan.

10.	Performance Shares and Performance Units.

The Board or the Committee may authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Board or the Committee may determine in accordance with the following provisions:

10.1 Number. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

10.2 Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Board or the Committee on the Date of Grant.

10.3 Management Objectives.

(a) Each grant shall specify the Management Objectives that are to be achieved by the Participant, which may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Participant is employed or with respect to which the participant provides consulting services.

(b) Each grant shall specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives.

(c) The Board or the Committee may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Board or the Committee, events or transactions have occurred after the Date of Grant that are unrelated to the performance of the Participant and result in distortion of the Management Objectives or the related minimum acceptable level of achievement.

10.4 Payment.

(a) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Board or the Committee the right to elect among those alternatives.

(b) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board or the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, on the number of Common Shares issued, with respect thereto may not exceed maximums specified by the Board or the Committee Shares on the Date of Grant.

10.5 Dividends. On or after the Date of Grant of Performance Shares, the Board or the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Common Shares on a current, deferred or contingent basis.

10.6 Additional Grants. Successive grants may be made to the same Participant regardless of whether any Performance Shares or Performance Units granted to any Participant have vested.

10.7 Agreement. Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board or the Committee may determine consistent with this Plan.

11.	Adjustments Upon Changes in Capitalization or Merger.

Subject to any required action by the stockholders of the Corporation, the number of shares of Common Stock covered by each outstanding Option or Incentive Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options nor Incentive Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Incentive Award, as well as the price per share of Common Stock covered by each such outstanding Option or Incentive Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof, shall be made with respect to the number or price of shares of Common Stock subject to an Option or Incentive Award.

In the event of the proposed dissolution or liquidation of the Corporation, all Options and Incentive Awards will terminate immediately prior to the consummation of such proposed action unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Incentive Award shall terminate as of a date fixed by the Board and give each holder the right to exercise of its sole discretion in such instances, declare that any Option or Incentive Award shall terminate as of a date fixed by the Board and give each holder the right to exercise his Option or Incentive Award as to all or any part thereof, including Shares as to which the Option or Incentive Award would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, the Option or Incentive Award shall be assumed or an equivalent Option or Incentive Award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the holder shall have the right to exercise the Option or Incentive Award as to all of the Shares, including Shares as to which the Option or Incentive Award would not otherwise be exercisable. If the Board makes an Option or Incentive Award exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the holder that the Option or Incentive Award shall be fully exercisable for a period of sixty (60) days from the date of such notice (but not later than the expiration of the term of the Option or Incentive Award), and the Option or Incentive Award will terminate upon the expiration of such period.

12.	Transferability.

Except to the extent otherwise expressly provided in an award, the right to acquire Common Shares or other assets under the Plan may not be assigned, encumbered or otherwise transferred by a Participant and any attempt by a Participant to do so will be null and void. However Option or Incentive Awards granted under this Plan may be transferred by a Participant by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder. Unless assigned in accordance with the terms of an award, options and other awards granted under this Plan may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

13.	Time of Granting Incentives.

The Date of Grant of an Option or Incentive Award shall, for all purposes, be the date on which the Board or Committee makes the determination granting such Option or Incentive Award. Notice of the determination shall be given to each Participant to whom an Option or Incentive Award is so granted within a reasonable time after the date of such grant.

14.	Amendment and Termination of the Plan.

14.1 The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided, however, that the following revisions or amendments shall require approval of the holders of a majority of the outstanding Shares of the Corporation entitled to vote thereon, to the extent required by law, rule or regulation:

(a) Any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

(b) Any change in the designation of the persons eligible (or any change in the class of Employees eligible, in the case of Incentive Stock Options) to be granted Options or Incentive Awards involving Shares; or

(c) If the Corporation has a class of equity security registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

14.2  Notwithstanding the foregoing, stockholder approval under this Section 14 shall only be required at such time as (A) any rules of the National Association of Securities Dealers' Automated Quotation System-National Market System shall require stockholder approval of a plan or arrangement pursuant to which Common Stock may be acquired by officers or directors of the Corporation, and/or (B) any rule or regulation promulgated by the Securities and Exchange Commission, or (C) if Section 422 of the Code shall require shareholder approval of an amendment to the Plan.

14.3 Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Corporation.

14.4 Notwithstanding the foregoing, this Plan shall terminate upon the earlier of (i) the Termination Date or such earlier date as the Board shall determine, or (ii) the date on which all awards available for issuance in the last year of the Plan shall have been issued or canceled. Upon termination of the Plan, no further awards may be granted, but all grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the agreements evidencing such grants.

15.	Withholding Taxes.

The Corporation is authorized to withhold income taxes as required under applicable laws or regulations. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Board or the Committee, any such arrangements may without limitation include relinquishment of a portion of any such payment or benefit or the surrender of outstanding Common Shares. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

16.	Corporate Transaction or Change of Control.

The Board or the Committee shall have the right in its sole discretion to include with respect to any award granted to a Participant hereunder provisions accelerating the benefits of the award in the event of a Corporate Transaction or Change of Control, which acceleration rights may be granted in connection with an award pursuant to the agreement evidencing the same or at any time after an award has been granted to a Participant.

17.	Miscellaneous Provisions.

17.1 Plan Expense. Any expenses of administering this Plan shall be borne by the Corporation.

17.2 Construction of Plan. The place of administration of the Plan shall be in the State of Delaware, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Delaware without regard to conflict of law principles and, where applicable, in accordance with the Code.

17.3 Other Compensation. The Board or the Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

17.4 Continuation of Employment or Services. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time. Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting other or additional compensation arrangements for its employees.

17.5 Tax-Qualified Options. To the extent that any provision of this Plan would prevent any Option that was intended to qualify as a Tax-Qualified Option from so qualifying, any such provision shall be null and void with respect to any such Option; provided, however, that any such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

17.6 Certain Terminations of Employment or Consulting Services, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or consulting services by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment or consulting services to enter public or military service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 8 of this Plan, the Board or the Committee may take any action that it deems to be equitable under the circumstances or in the best interest of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

17.7 Binding Effect. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, and the Participants, their legal representatives, their heirs or legacees and their permitted assignees.

17.8 Exchange Act Compliance. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Board or the Committee fails to so comply, they shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Committee.

17.9 Conditions upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Option or Incentive Award unless the exercise of such Option or Incentive Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance.

(b) As a condition to the exercise of an Option or Incentive Award, the Corporation may require the person exercising such Option or Incentive Award to represent and warrant at the time of any such exercise that the Shares are being purchased or otherwise acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation such a representation is required by any of the aforementioned relevant provisions of law.

(c) Inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Share hereunder, shall relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.10 Fractional Shares. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board or the Committee may provide for the elimination of fractions or for the settlement thereof in cash.

17.11 Reservation of Shares. The Corporation will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17.12 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board and of the Committee shall be indemnified by the Corporation against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option or Incentive Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Board member or Committee member shall, in writing, give the Corporation notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member or Committee member undertakes to handle and defend it on his own behalf.

17.13 Gender. For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.

17.14 Use of Proceeds. Any cash proceeds received by the Corporation from the sale of Common Shares under the Plan shall be used for general corporate purposes.

17.15 Regulatory Approvals.

(a) The implementation of the Plan, the granting of any awards under the Plan and the issuance of any Common Shares shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the Common Shares issued pursuant to it.

(b) No Common Shares or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Common Shares issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Shares are then listed for trading.

17.16 Other Tax Matters. Reference herein to the Code and any described tax consequences related to the Plan or the granting or exercise of an award hereunder pertain only to those persons (including the Corporation) subject to the tax laws of the United States of America or any state or territory thereof and include all amendments to the Code enacted hereafter.

[Proxy Card]

CDoor Corp.
This Proxy Is Solicited On Behalf Of The Board Of Directors

I have received the Notice of the Annual Meeting of Shareholders to be held on February 28, 2007 (the "Annual Meeting"), and a Proxy Statement furnished by the Board of Directors of CDoor Corp. (the "Corporation") for the Annual Meeting. I appoint Mr. Ka Yu as a proxy with power of substitution in each, to represent me and to vote all the shares of common stock of the Corporation that I am entitled to vote at the Annual Meeting on February 28, 2007 in the manner shown on this form as to the following matters and in their discretion on any other matters that come before the meeting.

The Corporation's Board of Directors recommends a vote FOR proposal 1.

1.	To approve an amendment to the Certificate of Incorporation to effectuate a name change of the Corporation to “Sinobiomed Inc.”.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Corporation's Board of Directors recommends a vote FOR proposal 2.

2.	To approve an amendment to the Certificate of Incorporation to effectuate an increase in the authorized shares of the Common Stock of the Corporation from 50,000,000 to 250,000,000.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Corporation's Board of Directors recommends a vote FOR proposal 3.

3.
To authorize the Board of Directors to effect a forward stock split of forty-for-one (the “Forward Stock Split”) of the Corporation’s issued outstanding common stock, depending upon a determination by the Board of Directors that a Forward Stock Split is in the best interests of the Corporation and its shareholders.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Corporation's Board of Directors recommends a vote FOR proposal 4.

4.
To approve an amendment to the Corporation’s bylaws, Article IV, Section 5, to permit actions taken without a meeting by written consent to be signed by the holders of a majority of all outstanding shares instead of holders of all outstanding shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Corporation's Board of Directors recommends a vote FOR proposal 5.

5.	To approve the acts, deeds and conduct of Directors since the last Annual Meeting of Shareholders of the Corporation.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Corporation's Board of Directors recommends a vote FOR proposal 6.

6.
To approve the election of five (5) directors to serve as directors of the Corporation until the next Annual Meeting of the Corporation’s shareholders or until their successor has been elected and qualified.

WITH ☐	WITHOUT THE AUTHORITY TO VOTE FOR THE NOMINEES LISTED BELOW ☐

(INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR A NOMINEE, LINE THROUGH, OR OTHERWISE STRIKE OUT, THE NAME BELOW.)

Ka Yu Dr. Kim Kiat Ong	Christopher S. Metcalf	Ban-Jun Yang	Robert Chun-Chung Ip

The Corporation's Board of Directors recommends a vote FOR proposal 7.

7.	To ratify the appointment of Schumacher & Associates, Inc., Certified Public Accountants, as the Corporation’s Independent Registered Public Accountants for the fiscal year ending December 31, 2006.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Corporation's Board of Directors recommends a vote FOR proposal 8.

8.	To ratify the adoption of the 2006 Stock Option and Incentive Plan for key personnel of the Corporation.

FOR ☐	AGAINST ☐	ABSTAIN ☐

9.	In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the Annual Meeting.

THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ABOVE, BUT IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, IT WILL BE VOTED "FOR" ALL PROPOSALS.

I hereby revoke any proxy or proxies previously given to represent or vote the shares of common stock of the Corporation that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

Dated: _______________________________________, 2007

Signature:

Signature:
 (if held jointly)

Please sign this proxy as your name(s) appear on your Certificate(s). Joint owners should both sign. If signed as attorney, executor, guardian, trustee or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.